UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported): October 2, 2015

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, Richard J. Stolz notified the Board of Directors (the “Board”) of Hudson Global, Inc. (the “Company”) of his decision to resign as a director of the Board effective immediately.

Also on October 2, 2015, the Board elected Ian V. Nash as a director of the Company effective immediately. The Board appointed Mr. Nash as chairman of the Audit Committee of the Board and as a member of the Compensation Committee of the Board. The Board also established a new standing Board committee, the Strategic Planning Committee, to assist the Board and the management of the Company in evaluating and overseeing operational and performance matters and appointed Mr. Nash as chairman of such committee.

Except as set forth below, Mr. Nash will participate in the Company’s standard non-employee director compensation arrangements described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 6, 2015. On October 2, 2015, the Compensation Committee of the Board increased the annual retainer for the chairman of the Audit Committee from $10,000 to $25,000, but such retainer will continue to be paid in share units on a pro rata quarterly basis pursuant to the Company’s Director Deferred Share Plan. The Compensation Committee also established an annual retainer of $75,000 to be paid in cash on a pro rata quarterly basis for the chairman of the Strategic Planning Committee. Accordingly, Mr. Nash will be entitled to receive such retainers for his service as chairman of the Audit Committee and the Strategic Planning Committee. The Compensation Committee also established a stock option program for new non-employee directors of the Company. Under the program, each new non-employee director will be granted the option to purchase 50,000 shares of the Company’s common stock pursuant to a stock option agreement (the “Stock Option Agreement”). The options will vest (i) 50% upon grant and (ii) 50% upon the first anniversary of the grant date; provided, however, if the Board does not designate the individual as a director nominee for election as a director at the first Annual Meeting of Stockholders of the Company following the grant date, then the remainder of such option that had not yet vested will immediately vest. Unless sooner terminated, the options will expire on the fifth anniversary of the grant date.  If a director ceases service for any reason other than death, then that portion of the option that is exercisable on the date the director ceases service will remain exercisable for a period of two years after such date and the remaining portion of the option will automatically expire on such date. If the director’s service ceases by reason of the director’s death, then the option will become fully vested (to the extent it was not vested on the date of death) and remain exercisable by the director’s beneficiary for a period of two years after the date of the director’s death. After a change in control of the Company, if the individual serves as a director of the Company immediately prior to the date of such change in control, then the option will fully vest and will immediately become exercisable. Under the program, Mr. Nash will be granted the option to purchase 50,000 shares of the Company’s common stock pursuant to the Stock Option Agreement described above.

The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(10.1)	Form of Hudson Global, Inc. 2009 Incentive Stock and Awards Plan Stock Option Agreement (New Non-Employee Directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: October 8, 2015	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer

HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10.1)	Form of Hudson Global, Inc. 2009 Incentive Stock and Awards Plan Stock Option Agreement (New Non-Employee Directors).

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